April 21, 2010

Office of the Chief Accountant
United States Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Mission Community Bancorp's Form 8-K dated April 21, 2010, and we agree with the statements made therein.

Sincerely,
Laguna Hills, California